Exhibit 99.1

Acumen presents poster describing method to standardize amyloid beta oligomer assays supporting therapeutic development for early Alzheimer’s disease

Model designed to fill need for soluble amyloid beta oligomer reference standards in bioanalytical assays

Charlottesville, Va. and Carmel, Ind. (August 1, 2022) – Scientists at Acumen Pharmaceuticals, Inc. (NASDAQ: ABOS) have developed a synthetic model to potentially standardize the study of soluble amyloid beta oligomers, (AßOs), toxic proteins that accumulate early in Alzheimer’s disease (AD). This methodology will be presented in a poster at the Alzheimer’s Association International Conference (AAIC), held in-person in San Diego and virtually between July 31 and Aug. 4, 2022.

Studies suggest toxic soluble AßOs contribute to AD-associated memory and cognitive problems. However, soluble AßOs have been challenging to model in the laboratory as their structures in the brain are difficult to characterize due to their low concentration and instability, and because they appear in various forms. To adequately study soluble AßOs, standardized analytical tools are required.

Utilizing Aß-derived diffusible ligands (ADDLs) as a synthetic AßO model may aid in standardization of AßO assays. For example, using ADDL assays to better understand the specificity and selectivity of Aß-targeting antibodies may support therapeutic development. Other expected uses for ADDLs are as a quantitative standard in assays aimed at measuring soluble AßOs or AßO auto-antibodies in patient biofluids.

“These research efforts towards developing a reliable model of AßOs will contribute to the greater body of knowledge around oligomers and Alzheimer’s disease,” said Eric Siemers, M.D., Chief Medical Officer at Acumen Pharmaceuticals. “AßOs have been a lesser studied target in Alzheimer’s disease. We expect our ongoing Phase 1 clinical trial of ACU193 to provide proof of mechanism data that we believe will shed additional light on the role of oligomers in Alzheimer’s disease.” The poster, “Preparation and qualification of soluble amyloid beta oligomers for use in bioanalytic assays supporting Alzheimer’s disease therapeutics” (P4-178), will be presented on Wednesday, Aug. 3, 2022 and is viewable on the AAIC conference website to registrants through Sept. 2, 2022.

About Acumen Pharmaceuticals, Inc.

Acumen, headquartered in Charlottesville, VA, with clinical operations based in Carmel, IN, is a clinical stage biopharmaceutical company developing a novel disease-modifying approach to treat Alzheimer’s disease. Acumen’s scientific founders pioneered research on AßOs, which a growing body of evidence indicates are primary triggers of Alzheimer’s disease pathology. Acumen is currently focused on advancing its investigational product candidate, ACU193, a humanized monoclonal antibody that selectively targets toxic soluble AßOs in INTERCEPT-AD, a Phase 1 clinical trial involving early Alzheimer’s disease patients. For more information, visit www.acumenpharm.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Any statement describing Acumen’s goals, expectations, financial or other projections, intentions or beliefs is a forward-looking statement and should be considered an at-risk statement. Words such as “believes,” “expects,” “anticipates,” “could,” “would,” “seeks,” “aims,” “plans,” “potential,” “will” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements include statements concerning Acumen’s business and the therapeutic potential of Acumen’s product candidate, ACU193, including its potential for improved safety and efficacy as compared to other monoclonal antibodies in development, as well as the expectations concerning the INTERCEPT-AD trial and expectations with respect to the role of toxic soluble AßOs in the potential treatment of Alzheimer’s disease. These statements are based upon the current beliefs and expectations of Acumen management, and are subject to certain factors, risks and uncertainties, particularly those inherent in the process of discovering, developing and commercializing safe and effective human therapeutics. Such risks may be amplified by the impacts of the COVID-19 pandemic. These and other risks concerning Acumen’s programs are described in additional detail in Acumen’s filings with the Securities and Exchange Commission (“SEC”), including in Acumen’s Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on March 28, 2021, which is available on the SEC’s website at www.sec.gov, and its other documents subsequently filed with or furnished to the SEC. Copies of these and other documents are available from Acumen. Additional information will be made available in other filings that Acumen makes from time to time with the SEC. These forward-looking statements speak only as of the date hereof, and Acumen expressly disclaims any obligation to update or revise any forward-looking statement, except as otherwise required by law, whether, as a result of new information, future events or otherwise.

Contacts:

Media:

AcumenPR@westwicke.com

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investors@acumenpharm.com